Exhibit 99.1

Nerdy Appoints John Paszterko as Chief Operating Officer
August 26, 2025 ST. LOUIS--(BUSINESS WIRE)-- Nerdy Inc. (NYSE: NRDY), the parent company of Varsity Tutors and creator of the Live + AI™ next-generation AI-enhanced tutoring platform that pairs expert human instruction with artificial intelligence, announced that it has appointed John Paszterko as its Chief Operating Officer.
“We’re thrilled to welcome John Paszterko as Chief Operating Officer of Nerdy. John’s expertise in scaling operations, driving efficiency, and integrating cutting-edge technology at Amazon makes him the ideal leader to accelerate our Live + AI™ platform. His focus on operational discipline and innovation will help us convert AI advantages into accelerated revenue growth, expanded margins, and profitability, creating long-term value for our shareholders,” said Chuck Cohn, Founder, CEO, and Chairman of Nerdy Inc.
As Nerdy’s Chief Operating Officer, Paszterko will lead Consumer Sales, Marketplace Operations, and Member Services.
“I’m joining Nerdy because the opportunity is clear: Live + AI™ - artificial intelligence applied to human interaction - is poised to scale high-impact learning and drive sustainable growth and profitability.” - John Paszterko, Chief Operating Officer of Nerdy Inc.
Paszterko joins Nerdy from Amazon, where he spent more than 9 years, most recently as Head of North America Customer Fulfillment (NACF) operations efficiency and technology integration team, leading 180+ Product, Program, and Data Science managers responsible for process improvement and standardization across 200+ Fulfillment Centers and three business lines (Amazon Robotics Sortable, Inbound Cross-Dock, and Non-Sortable). Prior to Amazon, Paszterko spent 10 years in the U.S. Army. Paszterko is a graduate of the United States Military Academy at West Point and holds a Master of Science in Global Business and Finance from Georgetown University.

About Nerdy Inc.
Nerdy (NYSE: NRDY) is a leading platform for live online learning, with a mission to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across thousands of subjects and multiple formats—including Learning Memberships, one-on-one instruction, small group tutoring, large format classes, and adaptive assessments. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to students and consumers, as well as through schools and other institutions. Learn more about Nerdy at https://www.nerdy.com.
Forward-Looking Statements
All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities, including those related to revenue growth; enhancing the Learning Membership experience; AI-enabled productivity and operating leverage; the growth of our Institutional business; the sufficiency of our cash to fund future operations; and our anticipated quarterly and full year 2025 outlook; as well as statements that include the words “expect,” “plan,” “believe,” “project,” “will” and “may,” and similar statements of a future or forward-looking nature. The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our offerings continue to evolve, which makes it difficult to predict our future financial and operating results; our history of net losses and negative operating cash flows, which could require us to need other sources of liquidity; risks associated with our ability to acquire and retain customers, operate, and scale up our Consumer and Institutional businesses; risks associated with our intellectual property, including claims that we infringe on a third-party’s intellectual property rights; risks associated with our classification of some individuals and entities we contract with as independent contractors; risks associated with the liquidity and trading of our securities; risks associated with payments that we may be required to make under the tax receivable agreement; litigation, regulatory and reputational risks arising from the fact that many of our Learners are minors; changes in applicable law or regulation; the possibility of cyber-related incidents and their related impacts on our business and results of operations; risks associated with the development and use of artificial intelligence and related regulatory uncertainty; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and risks associated with managing our growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 27, 2025, as well as other filings that we may make from time to time with the SEC.
Investor Relations:
investors@nerdy.com